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                                  March 25, 2000 - INFORMATION ON DISTRIBUTION     EXHIBIT 28.25
                                                   TO CERTIFICATEHOLDERS

Structured Asset Mortgage Investments, Inc.
Mortgage Pass-Through Certificates, Series 1998-3
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                        Principal Amt
            Original    Outstanding                                                               Ending
Certificat  Principal     Prior to    Interest  Interest         Interest    Principal      Principal Amount
  Class      Amount     Distribution   Rate     Accrued        Distributed    Payable        Outstanding

  A       $332,071,600  $ 14,763,656   7.660%    $   94,242    $   94,242   $  342,978       14,420,678
  R                100             0   7.660%             0             0            0                0
  B-1        5,257,000     2,037,602   7.660%        13,007        13,007       20,249        2,017,353
  B-2       13,142,815     5,094,128   7.660%        32,518        32,518       50,624        5,043,504

          $350,471,515    21,895,386             $  139,767    $  139,767   $  413,852     $ 21,481,535




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